Exhibit 32

    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                SECTION 906 OF THE SARBANES - OXLEY ACT OF 2002

In connection with the annual report of General Bearing Corporation and Subsidiaries (the "Company") on Form 10-K for the period ending January 3, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Chief Executive Officer and Controller of the Company hereby certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes - Oxley Act of 2002 that based on their knowledge and belief 1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and 2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

Date: April 19, 2004.


/s/ David L. Gussack
--------------------------
David L. Gussack
CEO


/s/ Rocky Cambrea
--------------------------
Rocky Cambrea
Controller


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